EXHIBIT 5.1

September 1, 2023
Hope Bancorp, Inc.
3200 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90010
Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by Hope Bancorp, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, in connection with the registration of 150,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), which are to be issued by the Company pursuant to the Hope Bancorp, Inc. 2019 Incentive Compensation Plan (the “Plan”) in accordance with the inducement grant exception under Rule 5635(c)(4) of the Nasdaq Listing Rules (the “Inducement Awards”). This Opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.
In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, dated as of December 8, 2022, in effect on the date hereof (the “Certificate”), the Company’s Amended and Restated Bylaws as amended and restated on February 24, 2023, in effect on the date hereof (the “Bylaws” and together with the Certificate, the “Charter Documents”), the proceedings taken by the Company with respect to the authorization and adoption of the Plan, resolutions adopted by the board of directors of the Company (the “Board of Directors”) and the committees of the Board of Directors, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.
With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original of all documents submitted to us as certified or reproduced copies. We have also assumed that the Shares will be uncertificated in accordance with Section 158 of the Delaware General Corporation Law, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated Shares on its stock transfer books and records. We have further assumed that (a) all of the Shares will be issued as Exempt Awards (as such term is defined in the Plan), and (b) neither the Charter Documents nor any of the proceedings relating to the Plan, or any of the award agreements relating to the Shares under the Plan will be rescinded, amended or otherwise modified prior to the issuance of the Shares. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates and comparable documents without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Inducement Awards, as applicable, and against payment therefor (if any) in accordance with the terms of the agreements documenting the Inducement Awards under which the Shares may be issued, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

September 1, 2023

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and reported decisions of the Delaware courts interpreting such law.
This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Charter Documents, the Shares, the Plan, the award agreements related to the Shares, or the Registration Statement.

Very truly yours,
/s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP